SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 29, 2004

ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairmont Avenue, Suite 200, Decatur, Georgia		30030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(404) 373-4285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 29, 2004, Allied Holdings, Inc. (the “Company”), entered into an Amendment (the “October Amendment”) to its vehicle delivery agreement with DaimlerChrysler Corporation (the “Agreement”). The October Amendment extends the term of the Agreement from January 31, 2005 until September 30, 2005 and, effective October 1, 2004, increases the rates to be paid by DaimlerChrysler to the Company. In addition, under the terms of the Agreement, beginning in November 2004, the Company will cease performing all or a portion of its vehicle delivery services for DaimlerChrysler at six locations in North America. The Company generated approximately $13.5 million in revenues from these vehicle delivery services in 2003. The Company will continue to serve DaimlerChrysler at 24 locations in North America. The Company’s operations for DaimlerChrysler at these 24 locations generated approximately $80.2 million in revenues in 2003.

     A copy of the October Amendment and the Company’s press release announcing the execution of the October Amendment are filed herewith.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

10.16(b)**	Amendment dated October 29, 2004 to the Agreement between the Company and DaimlerChrysler Corporation.

99.1	Press Release of the Company dated October 29, 2004 regarding the execution of the October Amendment.

**	Confidential treatment has been requested and/or granted with respect to portions of this exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: November 3, 2004	By:	/s/ David A. Rawden

Name: David A. Rawden Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.16(b)**	Amendment dated October 29, 2004 to the Agreement between the Company and DaimlerChrysler Corporation.

99.1	Press Release of the Company dated October 29, 2004 regarding the execution of the October Amendment.

**	Confidential treatment has been requested and/or granted with respect to portions of this exhibit.